UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):  January 26, 2007
PER-SE TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19480	58-1651222
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1145 Sanctuary Parkway, Suite 200, Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip Code)
(770) 237-4300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.
On January 24, 2007, stockholders of Per-Se Technologies, Inc. (“Per-Se”) approved and adopted the Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 5, 2006, by and among McKesson Corporation (“McKesson”), Packet Merger Sub Inc. (“Merger Sub”), a wholly owned subsidiary of McKesson, and Per-Se, pursuant to which Merger Sub merged with and into Per-Se (the “Merger”), with Per-Se surviving the Merger as a wholly owned subsidiary of McKesson. On January 26, 2007, the Merger was consummated. Pursuant to the terms of the Merger Agreement, former Per-Se common stockholders are entitled to receive $28.00 in cash, without interest, in exchange for each share of Per-Se common stock, par value $0.01 per share (the “Common Stock”), outstanding immediately prior to the effective time of the Merger. A copy of the press release dated January 26, 2007, announcing the Merger, is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 3.01     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As a result of the closing of the Merger, on January 26, 2007 Per-Se notified the Nasdaq Stock Market LLC (“Nasdaq”) that shares of Per-Se Common Stock, par value $0.01, had been converted into the right to receive $28.00 in cash, without interest, and requested that Nasdaq cease listing Per-Se’s Common Stock.
Item 3.03     Material Modification to Rights of Security Holders.
The information set forth in Item 2.01 of this Current Report is incorporated by reference herein. In accordance with the terms of the Merger Agreement, on January 26, 2007, at the effective time of the Merger, (i) each share of Per-Se’s Common Stock outstanding immediately prior to the effective time of the Merger (other than treasury shares) was converted into the right to receive $28.00 in cash without interest and less applicable withholding taxes; (ii) each stock option granted by Per-Se outstanding immediately prior to the effective time of the Merger was cancelled in exchange for a cash payment equal to the excess, if any, of $28.00 over the per share exercise price of the option, multiplied by the total number of shares of stock subject to the option, less applicable withholding taxes; (iii) each performance-based restricted stock unit award granted by Per-Se outstanding immediately prior to the effective time of the Merger was cancelled in exchange for a cash payment equal to $28.00 multiplied by the number of shares of stock subject to such restricted stock unit award; and (iv) each outstanding service-based restricted stock unit, deferred amount stock unit, and enhancement bonus stock unit award granted by Per-Se outstanding immediately prior to the effective time of the Merger was assumed by McKesson and converted into the right to receive, upon distribution, a number of shares of McKesson’s common stock equal to the number of shares of Common Stock subject to such stock unit, multiplied by the ratio of $28.00 to the closing price of McKesson common stock on January 26, 2007.

Item 5.01     Changes in Control of Registrant.
The information set forth in Item 2.01 of this Current Report is incorporated by reference herein. At the effective time of the Merger, Merger Sub was merged with and into Per-Se, and as a result of the Merger, Per-Se became a wholly owned subsidiary of McKesson.
Item 9.01     Financial Statements and Exhibits.

Number	Exhibit

99.1	Press Release dated January 26, 2007.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2007

PER-SE TECHNOLOGIES, INC.

	By:	/s/ STEPHEN M. SCHEPPMANN

Stephen M. Scheppmann Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release dated January 26, 2007.